                                   STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,

                            AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (the
Quarterly Report) of Edison International (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by
Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, based on his or her knowledge, that:

        1.    The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the
              Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

        2.    The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company

                                                     /s/ John E. Bryson
                                                     ----------------------------------
                                                     John E. Bryson
                                                     Chief Executive Officer
                                                     Edison International

                                                     /s/ Theodore F. Craver, Jr.
                                                     ----------------------------------
                                                     Theodore F. Craver, Jr.
                                                     Chief Financial Officer
                                                     Edison International

This statement accompanies the Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and
shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.